Exhibit 10.38

VIRTUAL RADIOLOGIC CORPORATION

EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT, made and entered into effective this                      day of                                         , by and between VIRTUAL RADIOLOGIC CORPORATION, a Delaware corporation (hereinafter referred to as the “Corporation”) and                      an employee of the Corporation (“Employee”).

WHEREAS, the Corporation considers it desirable and in its best interests that Employee be given an inducement to acquire a proprietary interest in the Corporation and an added incentive to advance the interests of the Corporation, by possessing an option to purchase common shares of the Corporation, in accordance with the Virtual Radiologic Consultants, Inc. Equity Incentive Plan (the “Plan”).

NOW THEREFORE, on the basis of the premises and of the mutual considerations provided herein, the parties agree as follows:

1.	Definitions. Words and phrases not otherwise defined herein shall have the meanings ascribed to them, respectively, in the Plan.

2.	Grant of Option. The Corporation grants to Employee an Option (the “Option”) to purchase all or any part of an aggregate of shares of the Corporation’s common stock, par value of $0.001 per share (the “Shares”) at the exercise price of per share, in the manner and subject to the conditions provided herein and in the Plan. The Option hereby granted shall be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and as provided in the Plan.

3.	Time of Vesting and Exercise of Option.

a.	This Option shall vest for, and Employee may first exercise the Option with respect to, 60% of the Shares on or after , 80% of the Shares on or after , and 100% of the Shares on or after , and prior to the first to occur of the events described in Section 5.

b.	In the event of Employee’s death or termination of employment due to Disability, the Option shall vest and become exercisable as to the greater of: (i) the number of Shares for which the Option was vested and exercisable on the date of death or termination due to Disability under the provisions of Section 3(a), or (ii) the number of Shares represented by the percentage determined by dividing (x) the number of complete years Employee had been employed by the Corporation by (y) five (to a maximum of 100%).

c.	With respect to Shares that are purchasable for the first time during any calendar year, the Employee may only exercise the Option to purchase that number of Shares that have an aggregate fair market value (as of the date first written above) which is less than or equal to $100,000, anything herein to the contrary notwithstanding. The Employee may exercise the Option with respect to Shares valued in excess of $100,000 in any calendar year to the extent the right to exercise the Option to purchase such Shares has accumulated over a period in excess of one year.

d.	Notwithstanding any provision of this Agreement to the contrary, in no case may the Option be exercised to any extent by anyone after .

4.	Method of Exercise. The Option shall be exercised in whole or in part from time to time by written notice to the Board of the Corporation, or the Committee if such exists, at the Corporation’s principal place of business. The notice shall state the number of Shares to which the Option is being exercised and shall be accompanied by payment of the option price for the Shares being purchased in cash or by cashier’s check or certified check or, in the sole discretion of the Board of Directors, or the Committee if such exists, by such other form of payment as is permitted under the Plan. The notice shall also be accompanied by any document reasonably required by the Corporation to be executed by Employee, acknowledging the applicable restrictions on the transfer of the common shares being purchased as set forth under this Agreement and the Plan. The Corporation shall make prompt delivery of a certificate or certificates representing the Shares purchased, provided that if any law or regulation requires the Corporation to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action. The Option must be exercised with respect to at least 100 of the Shares, unless the Option is only exercisable with respect to a lesser number of Shares, in which case it must be exercised with respect to all of such lesser number.

5.	Termination of Option. Except as herein otherwise provided, the Option granted under this Agreement, to the extent not heretofore exercised, shall terminate upon the first to occur of the following events:

a.	The expiration of three months from the date on which Employee ceases to be employed by the Corporation for a reason other than death, Disability, or for Cause.

b.	The expiration of twelve months after the date on which the Employee ceases to be an employee by reason of death or Disability;

c.	The date on which Employee ceases to be an employee for Cause; or

d.	Midnight on .

6.	Reclassification, Consolidation or Merger.

a.

If and to the extent that the number of issued common shares of the Corporation shall be increased or reduced by change in par value, split, reverse split, reclassification, distribution of a dividend payable in stock or the like, the number of Shares subject to

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the Option and the option price per share shall be proportionately adjusted in accordance with the Plan.

b.	If the Corporation is reorganized or consolidated or merged with another corporation, Employee shall be entitled to receive an option (the “New Option”) covering common shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price, and subject to the same conditions as the Option. For purposes of the preceding sentence, the excess of the fair market value of the common shares subject to the Option immediately after the reorganization, consolidation or merger over the aggregate option price of such common shares shall not be more than the excess of the aggregate fair market value of all common shares subject to the Option immediately before such reorganization, consolidation or merger over the aggregate option price of such common shares, and the New Option or assumption of the Option shall not give Employee additional benefits which he does not have under this Option, or deprive him of benefits which he has under this Option.

7.	Rights Prior to Exercise of Option. This Option is non-transferable by Employee, except in the event of his death, and during Employee’s lifetime is exercisable only by Employee; provided, however, that this Option may be transferred by Employee for estate planning purposes subject to prior or other written approval by the Corporation, or the Committee if such exists, in its sole discretion or pursuant to any policy and requirements concerning such transfers as may then be in effect. In the event of death, this Option may be exercised by Employee’s personal representative or the party inheriting the Option. No person shall have any rights as a stockholder with respect to any common shares purchasable hereunder until payment of the option price and delivery to him of such common shares as herein provided.

8.	Restriction on Disposition.

a.	All Shares acquired by Employee pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition contained in the Corporation’s Bylaws or in the Plan, or imposed by applicable laws or regulations of the State of Delaware or the United States of America regarding the registration or qualification of such acquisition of common shares, and such restrictions may be marked on, or noted with respect to, certificates or entries representing the shares. The Corporation may require a prior opinion of its counsel, which the Corporation shall use its best efforts to obtain, that the transfer or other disposition of common shares acquired pursuant to this Agreement will not violate the Securities Act of 1933 or any applicable state law regulating the sale of securities.

b.	Disposal or transfer of Shares acquired pursuant to this Agreement within two (2) years from the date of grant of this Option or within one (1) year after the exercise of the Option shall terminate the application of the provisions of Section 422 of the Code, and the federal tax advantages therefrom.

c.	All Shares acquired pursuant to this Agreement shall be subject to reacquisition by the Corporation upon the terms and conditions set forth in the Plan.

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9.	Binding Effect - Plan Governs.

a.	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

b.	This Agreement shall be construed in accordance with and shall be governed by the terms of the Plan as adopted by the Board and approved or to be approved by the shareholders of the Corporation within the meaning of the Code, as the Plan may be amended from time to time by the Board, and if appropriate the shareholders, of the Corporation. Employee acknowledges receipt of a copy of the Plan prior to the execution hereof and agrees to be bound by the terms of the Plan. If possible, this Agreement shall be construed along with and in addition to any other agreement which the Corporation and Employee may enter into, but any provision in this Agreement, or of the Plan which is deemed to be incorporated by reference into this Agreement that contradicts any provision of any other agreement shall take precedence and be binding over such other provision.

c.	The provisions of this Agreement, the Plan or other document incorporated therein, shall be governed by, interpreted and enforced in accordance with the laws of the State of Delaware, unless and to the extent they are pre-empted by the laws of the United States of America.

d.	This Agreement shall be effective as of the dated first stated above.

“Employee”	“Corporation”

VIRTUAL RADIOLOGIC CORPORATION

By:
Sean O. Casey, President

Dated:	Dated:

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